Exhibit 10.24

Form of Deed of Indemnity, Insurance

and Access

Mesoblast Limited

ACN 109 431 870

and

Version Updated 15 April 2014

-i-

TABLE OF CONTENTS

(Continued)

-ii-

Deed of Indemnity, Insurance and Access

Date

Parties

1. Mesoblast Limited ACN 109 431 870 of Level 39, 55 Collins Street, Melbourne Victoria (Company)

2.                      (“Director”) of

Background

A. The Constitution of the Company permits certain indemnities for officers of the Company.

B. The Company has agreed, subject always to the prohibitions and limitations imposed by law, to indemnify and insure the Director on the terms and conditions of this Deed.

C. The Company is required, under the listing rules of the Australian Securities Exchange (“ASX”, with the listing rules being “ASX Listing Rules”), to disclose to ASX details of directors’ interests in securities and in contracts relevant to securities. The Company is also required to enter into an agreement with directors under which directors are obliged to provide the necessary information to the Company. It is intended by the parties that this Deed incorporate that disclosure agreement between the Director and the Company.

Operative Provisions

1.	Definitions and Interpretation

1.1 Definitions. In this Deed:

Authorised Person means any person authorised in writing by the Director and approved by the Company, such approval not to be unreasonably withheld;

Business Day means a day which is not a Saturday, Sunday, public holiday or bank holiday in the State of Victoria;

Board means, as the context requires:

(a) the board of Directors of the Company; or

(b) any committee of the board of Directors of the Company;

Board Documents includes all:

(a) written communications circulated or made available to the Director by the Company;

(b) minutes of meetings of the Company and the Board; and

(c) documents circulated to Directors of the Company in connection with any meetings or deliberations of the Board;

Books means all the financial, technical and commercial information belonging to the Company from time to time, and includes the Board Documents;

Constitution means the Constitution of the Company;

Corporations Act means the Corporations Act 2001 (Cth);

Deed means this Deed including the recitals, any schedules and any annexures;

Document has the meaning set out in section 25 of the Acts Interpretation Act 1901 (Cth);

D&O Policy means a contract:

(a) insuring a person against liability incurred by that person in that person’s capacity as Director or officer of a body corporate; and

(b) allowing the body corporate to obtain reimbursement for any claims paid by it to a Director or officer of the body corporate under an indemnity;

GST means goods and services tax under the GST Law;

GST Law has the same meaning as in A New Tax System (Goods and Services Tax) Act 1999;

Indemnities means the indemnities granted to the Director by the Company under this Deed;

Information means all or any part of information contained in or related to:

(a) the current or future business interests, methodology or affairs of the Company or any Related Body Corporate of the Company;

(b) a Book; or

(c) a discussion at a meeting of the Company;

officer has the meaning set out in section 9 of the Corporations Act;

Permitted Purpose means one or more of the following purposes:

(a) to discharge the Director’s duties as an officer of the Company;

(b) the investigation or defence of any claim or any other investigation or proceeding that is anticipated, threatened or commenced that may involve or result in a claim against the Director; or

(c) any other purpose in respect of which the Company gives its written consent;

Related Body Corporate has the meaning as provided in the Corporations Act; and

Securities means securities of the Company or a Related Body Corporate.

1.2 Interpretation. In this Deed, unless the context requires otherwise:

(a) the singular includes the plural and vice versa;

(b) a gender includes the other genders;

(c) the headings are used for convenience only and do not affect the interpretation of this Deed;

(d) other grammatical forms of defined words or expressions have corresponding meanings;

(e) a reference to a document includes the document as modified from time to time and any document replacing it;

(f) if something is to be done on a day which is not a Business Day then it must be done on the next Business Day;

(g) the word “person” includes a natural person and any body or entity whether incorporated or not;

(h) the word “month” means calendar month and the word “year” means 12 months;

(i) the words “in writing” include any communication sent by letter, facsimile transmission or any other form of communication capable of being read by the recipient;

(j) a reference to a thing includes a part of that thing;

(k) a reference to all or any part of a statute, rule, regulation or ordinance (statute) includes that statute as amended, consolidated, re-enacted or replaced from time to time;

(l) wherever “include” or any form of that word is used, it must be construed as if it were followed by “(without being limited to)”;

(m) money amounts are stated in Australian currency unless otherwise specified;

(n) a reference to any agency or body, if that agency or body ceases to exist or is reconstituted, renamed or replaced or has its powers or functions removed (defunct body), means the agency or body which performs most closely the functions of the defunct body;

(o) a reference to any legislation, statutory instrument or regulation is construed in accordance with the Acts Interpretation Act 1901 (Cth) or the equivalent state legislation, as applicable;

(p) a reference to the Director includes a reference to the Director’s personal representatives; and

(q) a term or expression starting with a capital letter:

(i) which is defined in this clause 1, has the meaning given to it in this clause 1;

(ii) which is defined in the Corporations Act but is not defined in this Deed, has the same meaning as in the Corporations Act; and

(iii) which is defined in A New Tax System (Goods and Services Tax) Act 1999 but is not defined in this Deed, has the same meaning as in A New Tax System (Goods and Services Tax) Act 1999.

2.	Indemnity and Disclaimer

2.1 General indemnity. To the extent not prohibited by law and the Constitution and subject to the provisions of this clause 2, the Company indemnifies the Director against all losses, liabilities, costs, charges and expenses (Liabilities) including without limitation liability for negligence and legal costs (to the maximum extent permitted by law) incurred by the Director:

(a) as a Director of the Company or a Related Body Corporate of the Company; or

(b) as a result of facts or circumstances relating to the Director’s service as a Director of the Company or a Related Body Corporate of the Company.

2.2 Commencement of indemnity. The indemnity in clause 2.1 is enforceable without the Director having first to incur any expense or make any payment.

2.3 No indemnity for certain claims. Nothing in this Deed obliges the Company to indemnify the Director or to advance monies to the Director to meet any legal costs incurred by the Director in:

(a) prosecuting any claim in the name of the Director or for the benefit of the Director; or

(b) defending or resisting proceedings brought against the Director by the Company approved by the Board.

2.4 Partial indemnification. If the Company is obliged under this Deed to indemnify the Director for some or a portion of the costs, expenses, judgments, fines, penalties or settlements actually or reasonably incurred by the Director, but not for the total amount thereof, the Company will nevertheless indemnify the Director for that portion for which the Director is entitled to indemnification.

2.5 Limit on liability. The indemnity in clause 2.1 does not operate in respect of any Liabilities of the Director to the extent that the Liabilities are recovered by the Director under a policy of insurance.

3.	Claim by Director

3.1 Notification by Director

(a) The Director must advise the Company as soon as reasonably practicable after the Director becomes aware of any claim against the Director which could reasonably be expected to give rise to a claim by the Director under the Indemnities.

(b) Failure by the Director to advise the Company as required under paragraph (a) does not affect the rights of the Director to the indemnity.

3.2 Defence of legal action. If the Company admits liability under the Indemnities for a claim notified under clause 3.1 or otherwise involving the Director (a “Claim”), the Company is entitled to:

(a) conduct the defence of that Claim under its sole management, control and cost;

(b) institute legal proceedings in the name of the Director as part of that defence; and

(c) settle that Claim or any legal proceeding arising out of that Claim after obtaining the written consent of the Director, which consent cannot be unreasonably withheld;

provided that the Company instructs its lawyers on behalf of both the Company and the Director so that client legal privilege attaches to any documents produced by those lawyers for the benefit of both the Company and the Director.

3.3 Consultation. Where a Claim is under the management and control of the Company, the Company must:

(a) consult with the Director about material decisions regarding the Claim;

(b) take into account the Director’s interests (including the Director’s reputation) in making material decisions about the Claim; and

(c) keep the Director reasonably informed of developments regarding the Claim.

3.4 Disputes in relation to settlement of Claims

(a) In the event that:

(i) the Director or the Company recommends in writing to the other that an offer of settlement be made or accepted in respect of a Claim (Recommended Offer); and

(ii) the Director or the Company, as the case may be, declines to consent to the making or acceptance of the Recommended Offer,

the Company will (at the Company’s expense) brief Senior Counsel to be mutually agreed (or, in default of agreement, as nominated by the President of the Law Institute of Victoria or their nominee), to advise on whether or not the Recommended Offer should be made or accepted, having due regard to the interests of both the Company and the Director.

(b) If Senior Counsel’s advice is that the Recommended Offer should be made or accepted, the Company and the Director will:

(i) take such steps as are mutually agreed to make or accept (as the case maybe) the Recommended Offer; and

(ii) thereafter take such steps to settle the Claim as are mutually agreed,

and in default of agreement, will take such steps as Senior Counsel advises, having due regard to the interests of both the Company and the Director.

(c) Nothing in this clause 3.4 is intended to affect the Company’s or the Director’s rights or entitlements under any D&O Policy or other relevant policy of insurance and, in particular, no offer is required to be made or accepted and no step is required to be taken to the extent that it may prejudice any such right or entitlement.

3.5 Obligations of Director. If the Company admits liability under the Indemnities for a Claim, the Director must:

(a) take such action or provide such information as the Company may reasonably require;

(b) assist the Company to the best of the Director’s abilities in any action the Company takes to avoid, dispute, defend or appeal any legal action connected with that Claim;

(c) not admit any liability for or settle any action connected to that Claim without the prior consent of the Company;

(d) upon request by the Company, do everything necessary or desirable which the Company reasonably requests to enable the Company (so far as it is possible) to be subrogated to and enjoy the benefits of the Director’s rights in relation to any counterclaims or cross-claims or any claims against any person and render such assistance as may be reasonably requested by the Company for that purpose;

(e) if the Company has not assumed conduct of a Claim, keep the Company fully informed in relation to the status and conduct of that Claim; and

(f) notify any Claim to an insurer or any other person who may be liable to indemnify the Director in respect of that Claim, promptly take all reasonable steps to enforce all the Director’s rights against the insurer or other person and comply with all obligations under the terms of the insurance or other indemnity.

3.6 Company’s obligations. The Company will immediately notify the Director if any investigation or proceeding is anticipated, threatened or commenced against it that may involve or result in a claim against the Director.

3.7 Reimbursement. The Director is entitled to be reimbursed by the Company for any actual costs of the Director reasonably incurred in taking action on behalf of the Company under clause 3.2 or clause 3.5.

3.8 Director’s action. Nothing in this Deed prevents the Director from obtaining independent legal advice or separate legal representation in connection with the conduct of a Claim and the expenses incurred by the Director in so doing will be paid or reimbursed by the Company, but only to the extent those expenses are otherwise payable by the Company under this Deed and are:

(a) incurred prior to the Company (or its insurers) assuming conduct of the Claim; or

(b) incurred with the prior written consent of the Company (which must not be unreasonably withheld); or

(c) incurred in circumstances where there is a reasonable likelihood that the interests of the Director and the Company would conflict if the same lawyers were to act on behalf of both the Company and the Director.

4.	Payments

4.1 Payments to Director. Subject to clause 4.2, the Company must pay to the Director the Director’s Liabilities covered by the Indemnities:

(a) at the time the costs and expenses are payable by the Director; and

(b) within fourteen days of receipt by the Company of the account for those costs and expenses.

4.2 Reimbursement of the Company. The Director must account to the Company for any amount:

(a) which the Director receives under an insurance policy or other indemnity available to the Director in respect of a payment which has already been made by the Company;

(b) of expenses that were advanced to the Director under clause 2.1 and for which the Company is not permitted by law or the Constitution to indemnify the Director including by reason of an adverse final determination of a court or other judicial body (after exhausting any rights of appeal), such amount to be reimbursed within 30 days of the Company providing to the Director details of each such amount.

4.3 Taxation. Where an event giving rise to a payment received by a Director under the Indemnities results in an increase in tax payable by a Director under either the Income Tax Assessment Act 1936 or the Income Tax Assessment Act 1997, the Company shall pay to the Director an additional amount to cover any such increase in tax payable (as well as any tax payable in respect of the additional amount).

5.	Insurance

5.1 Company’s covenants. The Company must, to the extent permitted by law and the Constitution:

(a) maintain a D&O Policy for its Directors including the Director, the terms of which are reasonably prudent given the Company’s business and risks;

(b) while the Director is an Director or officer of the Company or a Related Body Corporate of the Company, and for at least 7 years after the Director ceases to be a Director or officer of the Company or a Related Body Corporate of the Company, maintain and pay the premium on a D&O Policy for the Director;

(c) ensure that the D&O Policy covers the Director against liability:

(i) as a Director or officer of the Company or a Related Body Corporate of the Company; or

(ii) as a result of facts or circumstances relating to the Director’s service as a Director or officer of the Company or a Related Body Corporate of the Company,

including but not limited to liability for legal costs. However the D&O Policy will not provide insurance cover against conduct by the Director involving:

(i) a wilful breach of duty in relation to the Company; or

(ii) a contravention of sections 182 or 183 of the Corporations Act;

(d) ensure that the D&O Policy is on terms and conditions that, taken as a whole, are not materially less favourable than the D&O Policy taken out or made available at the same time by the Company in respect of any other director or officer of the Company;

(e) pay the premiums payable for the D&O Policy and, to the extent that it is contrary to an applicable law that any portion of the premium for the contract of insurance referred to in this clause is paid by the Company, the Company must give the Director notice of and a reasonable opportunity to contribute that part of the additional premium which is attributable to the Director;

(f) give the Director a copy of the D&O Policy upon reasonable request.

5.2 Notice to Director. The Company must notify the Director immediately on the Company becoming aware that:

(a) the D&O Policy required to be maintained under clause 5.1 has been cancelled or not renewed; or

(b) there is a material diminution in the terms of the D&O Policy maintained under clause 5.1 for the Director.

5.3 Director’s undertaking. The Director undertakes:

(a) to take such steps as the Company may reasonably require to enable the Company to take out and maintain the D&O Policy at the Company’s expense; and

(b) to comply with all obligations and requirements at all times, including but not limited to reporting of any claims, and of circumstances which could give rise to a claim, under the D&O Policy.

6.	Access to Company Books

6.1 Right to access Books

(a) The Company must, if requested by the Director, give the Director or an Authorised Person access to the Books if the Director is required to defend a claim or potential claim against the Director.

(b) The Company must give the Director or an Authorised Person a copy of any Books free of charge.

6.2 Obligations of Company. The Company must use its reasonable efforts:

(a) to keep all Books safe and secure from damage; and

(b) to keep a complete set of all Books for the period starting from the date of appointment of the Director to the board of Directors of the Company or a Related Body Corporate of the Company, for seven years after the Director ceases to be a Director of the Company or a Related Body Corporate of the Company.

6.3 Statutory rights of access. This clause 6 does not adversely affect any statutory right of access which the Director may have to the Books, including without limitation, under section 198F of the Corporations Act.

6.4 Retention. The Company must procure that any notes or memoranda made by the Director in his capacity as a Director or officer of the Company become the property of the Director but with the Company entitled to a copy.

6.5 Privilege. If any Documents given to the Director include information that is subject to legal professional privilege or client legal privilege of the Company, the Director must not waive that privilege.

7.	Confidentiality

7.1 Obligations of confidentiality. Without limiting the Director’s duties as an officer of the Company, the Director (both during the period in which the Director is an officer of the Company and after the Director ceases to be an officer of the Company) must:

(a) keep all Information confidential unless and to the extent permitted to do so under clause 7.2;

(b) not disclose Information to any person unless and to the extent permitted to do so under clause 7.2; and

(c) not use Information for any purpose other than a Permitted Purpose.

7.2 Exceptions. The obligations in clause 7.1 do not apply to Information if and to the extent that:

(a) the Information is or comes into the public domain (other than as a result of a contravention by the Director of this Deed or any other obligation of confidence);

(b) disclosure of the Information is required by law;

(c) disclosure of the Information is either:

(i) reasonably necessary for a Permitted Purpose; or

(ii) made in confidence to the legal, financial or taxation advisers of the Director,

and either:

(iii) the Company does not have the right to claim legal privilege in respect of some or all of that Information or the proposed disclosure of the Information could not reasonably be expected to jeopardise the Company’s ability to claim such privilege; or

(iv) the Company has waived, in writing, its right to claim legal privilege in respect of all or any of that Information; or

(d) the Company has given its prior written consent to the disclosure of the Information.

7.3 Limitation. If the Director is permitted to disclose Information under clause 7.2, the Director must:

(a) disclose only the minimum Information reasonably necessary in the circumstances; and

(b) disclose the Information only to persons who have a need to know and only to the extent that they have a need to know; and any Information so disclosed shall maintain its confidentiality protection for all purposes other than such permitted disclosure.

7.4 Unauthorised disclosure. The Director must take all reasonable precautions to prevent any unauthorised disclosure of Information, including the following precautions:

(a) the Director must at all times store all Information safely and securely;

(b) the Director must immediately notify the Company of any actual, threatened or suspected unauthorised disclosure of any Information;

(c) the Director must promptly, at the request of the Company at any time, disclose and deliver up to the Company, all Information including copies in the Director’s possession custody or control; and

(d) the Director must take all reasonable measures to minimise any unauthorised dissemination of any Information which is in any way related to or resulting from an act or failure to act by the Director.

8.	ASX Listing Rule disclosures

8.1 Compliance with ASX Listing Rules. The Director will make all disclosures to the Company required by the ASX Listing Rules, including but not limited to those set out in clauses 8.2 to 8.4.

8.2 Initial disclosure. The Director will provide the following information as at the date of appointment:

(a) details of all securities registered in the Director’s name. These details include the number and class of the securities;

(b) details of all securities not registered in the Director’s name but in which the Director has a relevant interest within the meaning of section 9 of the Corporations Act. These details include the number and class of the securities, the name of the registered holder and the circumstances giving rise to the relevant interest;

(c) details of all contracts (other than contracts to which the Company is a party) to which the Director is a party or under which the Director is entitled to a benefit, and that confer a right to call for or deliver shares in, debentures of the Company or a Related Body Corporate. These details include the number and class of the shares or debentures, the name of the registered holder if the shares or debentures have been issued and the nature of the Director’s interest under the contract.

The Director will provide the required information as soon as reasonably possible after the date of appointment and in any event no later than three business days after the date of appointment.

8.3 Ongoing disclosure. The Director will provide the following information:

(a) details of changes in securities registered in the Director’s name other than changes occurring as a result of corporate actions by the Company. These details include the date of the change, the number and class of the securities held before and after the change, and the nature of the change, for example on-market transfer. The Director will also provide details of the consideration payable in connection with the change, or if a market consideration is not payable, the value of the securities the subject of the change;

(b) details of changes in securities not registered in the Director’s name but in which the Director has a relevant interest within the meaning of section 9 of the Corporations Act. These details shall include the date of the change, the number and class of the securities held before and after the change, the name of the registered holder before and after the change and the circumstances giving rise to the relevant interest. The Director will also provide details of the consideration payable in connection with the change, or if a market consideration is not payable, the value of the securities the subject of the change;

(c) details of all changes to contracts (other than contracts to which the Company is a party) to which the Director is a party or under which the Director is entitled to a benefit, and that confer a right to call for or deliver shares in or debentures of the Company or a Related Body Corporate. These details include the date of the change, the number and class of the shares or debentures before and after the change, the name of the registered holder if the shares or debentures have been issued and the nature of the Director’s interest under the contract.

The Director will provide the required information as soon as reasonably possible after the date of the change and in any event no later than three business days after the date of the change.

8.4 Final disclosure. The Director will provide the following information as at the date of ceasing to be a Director:

(a) details of all securities registered in the Director’s name. These details include the number and class of the securities;

(b) details of all securities not registered in the Director’s name but in which the Director has a relevant interest within the meaning of section 9 of the Corporations Act. These details include the number and class of the securities, the name of the registered holder and the circumstances giving rise to the relevant interest;

(c) details of all contracts (other than contracts to which the Company is a party) to which the Director is a party or under which the Director is entitled to a benefit, and that confer a right to call for or deliver shares in or debentures of the Company or a Related Body Corporate. These details include the number and class of the shares or debentures, the name of the registered holder if the shares or debentures have been issued and the nature of the interest under the contract.

The Director will provide the required information as soon as reasonably possible after the date of ceasing to be a director and in any event no later than three business days after the date of ceasing to be a director.

8.5 Agency. The Director authorises the Company to give the information provided by the Director to ASX on the Director’s behalf and as the Director’s agent.

9.	GST

9.1 Consideration exclusive of GST. Any consideration or payment obligation in this Deed is exclusive of GST unless stated otherwise.

9.2 Monetary consideration. This clause 9.2 applies if a Supply made under or in connection with this Deed is a Taxable Supply, for which the consideration is a payment of money.

(a) If this clause applies, the consideration for the Supply is increased by an additional amount equal to the amount of that consideration multiplied by the relevant GST rate.

(b) The additional amount under paragraph (a) is payable at the same time and in the same manner as the consideration for the Supply to which the additional amount relate

9.3 Tax invoices. A party who receives consideration, whether monetary or otherwise, for a Taxable Supply under this Deed, must give the other party a Tax Invoice in a form which complies with the GST Law within 10 Business Days after the end of the month in which the consideration is paid, or an invoice issued, in relation to the Supply, whichever occurs first.

9.4 Payments. Unless otherwise stated in this Deed, the following principles apply when determining the amount of a payment under this Deed:

(a) if a party is entitled under this Deed to be reimbursed or indemnified by the other party for an expense, claim, loss, liability or cost incurred in connection with this Deed, the reimbursement or indemnity payment must not include any GST component of the expense, claim, loss, liability or cost for which an Input Tax Credit may be claimed; and

(b) if a party sets off an amount under this Deed, the same principles apply to calculate the amount to be set-off, as if the amount had been paid in accordance with paragraph (a).

9.5 Adjustment Event. If an Adjustment Event occurs, the parties must do all things necessary to make sure that the Adjustment Event may be properly accounted for, including the issue of an Adjustment Note.

10.	General

10.1 Continuing Indemnities

(a) The Indemnities continue in full force and effect without limitation, including on the Director ceasing to be a Director or officer of the Company.

(b) Each of the Indemnities is a continuing obligation despite a settlement of account or the occurrence of any other thing, and remains fully effective until all money owing, contingently or otherwise, under an indemnity has been paid in full.

(c) Each Indemnity contained in this Deed:

(i) is an additional, separate and independent obligation and no one indemnity limits the generality of another indemnity; and

(ii) survives the termination of this Deed.

10.2 Entire understanding

(a) This Deed contains the entire understanding between the parties concerning the subject matter of the agreement and supersedes all prior communications between the parties.

(b) Each party acknowledges that, except as expressly stated in this Deed, that party has not relied on any representation, warranty or undertaking of any kind made by or on behalf of the other party in relation to the subject matter of this Deed.

10.3 Further assurances. A party, at its own expense and within a reasonable time of being requested by another party to do so, must do all things and execute all documents that are reasonably necessary to give full effect to this Deed.

10.4 No waiver

(a) A waiver of a provision of this Deed or a right or remedy arising under this Deed, including this clause, must be in writing and signed by the party granting it.

(b) A failure, delay, relaxation or indulgence by a party in exercising any power or right conferred on the party by this Deed does not operate as a waiver of the power or right.

(c) A single or partial exercise of the power or right does not preclude a further exercise of it or the exercise of any other power or right under this Deed.

(d) A waiver of a breach does not operate as a waiver of any other breach.

(e) A waiver is only effective in the specific instance and for the specific purpose for which it is given.

10.5 Severability. If any provision of this Deed offends any law applicable to it and is as a consequence illegal, invalid or unenforceable then:

(a) where the offending provision can be read down so as to give it a valid and enforceable operation of a partial nature, it must be read down to the minimum extent necessary to achieve that result; and

(b) in any other case the offending provision must be severed from this Deed, in which event the remaining provisions of the Deed operate as if the severed provision had not been included.

10.6 Notices. Any notice or other communication to or by a party to this Deed:

(a) may be given by personal service, post or facsimile;

(b) must be in writing, legible and in English addressed as shown below:

(i)	If to the Company
	Address:	Level 39, 55 Collins Street, Melbourne Vic 3000
	Attention:	Silviu Itescu
Email:

(ii)	If to the Director
Address:
Attention:
Email:

or to any other address last notified by the party to the sender by notice given in accordance with this clause;

(c) in the case of a corporation, must be signed by an officer or authorised representative of the sender or in accordance with section 127 of the Corporations Act; and

(d) is deemed to be given by the sender and received by the addressee:

(i) if delivered in person, when delivered to the addressee;

(ii) if posted, 2 Business Days (or 6, if addressed or posted outside Australia) after the date of posting to the addressee whether delivered or not; or

(iii) if sent by facsimile transmission, on the date and time shown on the transmission report by the machine from which the facsimile was sent which indicates that the facsimile was sent in its entirety and in legible form to the facsimile number of the addressee notified for the purposes of this clause;

but if the delivery or receipt is on a day which is not a Business Day or is after 4.00 pm (addressee’s time), it is deemed to have been received at 9.00 am on the next Business Day.

10.7 No variation. This Deed cannot be amended or varied except in writing signed by the parties.

10.8 No assignment. A party may not assign this Deed or otherwise transfer the benefit of this Deed or a right or remedy under it, without first getting the written consent of the other party.

10.9 Cumulative rights. The rights and remedies of a party under this Deed do not exclude any other right or remedy provided by law.

10.10 Payments. A payment which is required to be made under this Deed must be in cash or by bank cheque or in other immediately available funds and in Australian dollars.

10.11 Counterparts. If this Deed consists of a number of signed counterparts, each is an original and all of the counterparts together constitute the same document.

10.12 Governing law and jurisdiction

(a) This Deed is governed by and must be construed in accordance with the laws of the State of Victoria.

(b) The parties submit to the exclusive jurisdiction of the courts of the State of Victoria and the Commonwealth of Australia in respect of all matters arising out of or relating to this Deed, its performance or subject matter.

Executed as a Deed.

Executed by Mesoblast Ltd ACN 109 431 870)
in accordance with section 127(1) of the	)
Corporations Act 2001 (Cth):	)

Signature of Director		Signature of-Director/Secretary

Name of Director (please print)		Name of Director/Secretary (please print)

Signed, Sealed and delivered
by	)
In the presence of:	)
Signature

Signature of Witness

Name of Witness (please print)